Exhibit 99.1

STIFEL REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

Highlights for the three months ended June 30, 2015:

•	Record net revenues of $597.8 million, increased 6.7% compared with the year-ago quarter.
•	Non-GAAP net income of $55.1 million, or $0.71 per diluted common share.
•	Net income of $20.9 million, or $0.27 per diluted common share.

Highlights for the six months ended June 30, 2015:

•	Record net revenues of $1.2 billion, increased 4.7% compared with the year-ago period.
•	Non-GAAP net income of $105.0 million, or $1.35 per diluted share.
•	Net income of $64.0 million, or $0.82 per diluted share.

ST. LOUIS, August 10, 2015 – Stifel Financial Corp. (NYSE: SF) today reported net income of $20.9 million, or $0.27 per diluted common share on record net revenues of $597.8 million for the three months ended June 30, 2015, compared with net income of $43.6 million, or $0.58 per diluted common share, on net revenues of $560.1 million for the second quarter of 2014.

For the three months ended June 30, 2015, the Company reported non-GAAP net income of $55.1 million, or $0.71 per diluted common share. These non-GAAP results exclude merger-related and other non-recurring expenses of $34.2 million (after-tax).

For the six months ended June 30, 2015, the Company reported net income of $64.0 million, or $0.82 per diluted common share on record net revenues of $1.2 billion, compared with net income of $91.0 million, or $1.20 per diluted share, on net revenues of $1.1 billion for the comparable period in 2014.

For the six months ended June 30, 2015, the Company reported non-GAAP net income of $105.0 million, or $1.35 per diluted share. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

	Three Months Ended					Six Months Ended
(in 000s)	6/30/15	6/30/14	% Change	3/31/15	% Change	6/30/15	6/30/14	% Change
Net revenues	$597,751	$560,105	6.7	$560,982	6.6	$1,158,733	$1,106,862	4.7
Net income	$20,888	$43,600	(52.1)	$43,097	(51.5)	$63,985	$90,983	(29.7)
Non-GAAP net income[1]	$55,091	$49,290	11.8	$49,940	10.3	$105,031	$100,728	4.3

Earnings per common share:
Basic	$0.31	$0.66	(53.0)	$0.63	(50.8)	$0.94	$1.38	(31.9)
Diluted	$0.27	$0.58	(53.4)	$0.56	(51.8)	$0.82	$1.20	(31.7)
Non-GAAP net income[1]	$0.71	$0.65	9.2	$0.65	9.2	$1.35	$1.33	1.5

Weighted average number of common shares outstanding:
Basic	68,370	66,302	3.1	68,006	0.5	68,189	66,167	3.1
Diluted	77,856	75,641	2.9	77,359	0.6	77,624	75,665	2.6

[1]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Chairman’s Comments

“Our record second quarter results demonstrate the strength of our platform. On June 5, 2015, we completed the acquisition of Sterne Agee, and as a result, our second quarter includes approximately one month of Sterne Agee’s financial results. We are pleased to welcome our new associates to Stifel,” stated Ronald J. Kruszewski, Chairman and CEO of Stifel.

Kruszewski continued, “We remain excited about partnering with the professionals at Barclays to continue to grow our Global Wealth Management business. We are committed to investing in and helping grow the Barclays franchise over the long-term, and creating a best-in-class platform to serve our clients. We remain on track to close the transaction in the 4th quarter of 2015.”

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions revenues, were $269.3 million, a 2.1% decrease compared with the second quarter of 2014 and a 4.0% decrease compared with the first quarter of 2015.

•	Global wealth management brokerage revenues were $158.8 million, a 1.1% decrease compared with the second quarter of 2014 and a 0.5% increase compared with the first quarter of 2015.
•	Institutional equity brokerage revenues were $58.6 million, a 3.8% decrease compared with the second quarter of 2014 and a 5.3% decrease compared with the first quarter of 2015.
•	Institutional fixed income brokerage revenues were $52.0 million, a 3.2% decrease compared with the second quarter of 2014 and a 14.4% decrease compared with the first quarter of 2015.

Investment Banking Revenues

Investment banking revenues were $161.0 million, an 11.2% increase compared with the second quarter of 2014 and a 28.7% increase compared with the first quarter of 2015.

•	Equity capital raising revenues were $55.5 million, a 15.7% decrease compared with the second quarter of 2014 and a 13.3% increase compared with the first quarter of 2015.
•	Fixed income capital raising revenues were $41.9 million, a 124.2% increase compared with the second quarter of 2014 and a 57.0% increase compared with the first quarter of 2015.
•	Advisory fee revenues were $63.6 million, a 5.4% increase compared with the second quarter of 2014 and a 28.7% increase compared with the first quarter of 2015.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $119.9 million, a 27.3% increase compared with the second quarter of 2014 and a 5.3% increase compared with the first quarter of 2015. The increase is due to the higher value of fee-based accounts, as a result of market appreciation and new client assets.

Compensation and Benefits Expenses

For the quarter ended June 30, 2015, compensation and benefits expenses were $410.0 million, which included $39.6 million of merger-related expenses, compared with $355.3 million in the second quarter of 2014, and $355.7 million in the first quarter of 2015. Compensation and benefits expense included merger-related expenses of $1.5 million in the second quarter of 2014 and $3.4 million in the first quarter of 2015.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues was 62.0% in the second quarter of 2015, compared with 63.0% in the second quarter of 2014 and 62.5% in the first quarter of 2015. Transition pay, which primarily consists of amortization of retention awards, signing bonuses, and upfront notes, as a percentage of net revenues was 3.7% in the second quarter of 2015, compared with 4.5% in the second quarter of 2014 and 4.1% in the first quarter of 2015.

Non-Compensation Operating Expenses

For the quarter ended June 30, 2015, non-compensation operating expenses were $149.7 million, which included merger-related expenses of $15.1 million, compared with $130.4 million in the second quarter of 2014, and $135.2 million in the first quarter of 2015.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended June 30, 2015 was 22.5%, compared with 22.4% in the second quarter of 2014 and 23.2% in the first quarter of 2015.

Provision for Income Taxes

The effective income tax rate for the quarter ended June 30, 2015 was 45.1% compared with 41.4% in the second quarter of 2014, and 38.5% in the first quarter of 2015. The effective tax rate for the second quarter of 2015 was impacted by losses recognized by our foreign subsidiaries that are taxed at a different rate than our U.S. subsidiaries.

Assets and Capital

Assets

•

Assets increased 5.9% to $10.1 billion as of June 30, 2015 from $9.6 billion as of June 30, 2014. The increase is primarily attributable growth attributable to acquired assets from our acquisitions and an increase in the loan portfolio at Stifel Bank, offset by a decrease in Stifel Bank’s investment portfolio and financial instruments owned, at fair value.

•

At June 30, 2015, the Company’s Level 3 assets of $127.7 million, or 1.3% of total assets, consisted of $49.7 million of auction rate securities and $78.1 million of partnership interests, private company investments, private equity, and fixed income securities. The Company’s Level 3 assets as a percentage of total assets measured at fair value was 6.3% at June 30, 2015.

•	Non-performing assets as a percentage of total assets as of June 30, 2015 was 0.13%.

Capital

•	The Company’s Tier 1 leverage capital ratio was 18.3% at June 30, 2015 and Tier 1 risk-based capital ratio was 29.4% at June 30, 2015.
•	At June 30, 2015, book value per common share was $36.35 based on 69.3 million common shares outstanding.
•	Stockholders’ equity as of June 30, 2015 increased $347.1 million, or 16.0%, to $2.5 billion from $2.2 billion as of June 30, 2014.

Conference Call Information

Stifel Financial Corp. will host its second quarter 2015 financial results conference call on Monday, August 10, 2015, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (888) 876-9938 and referencing conference ID #43107467. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are served through Stifel, Nicolaus & Company, Incorporated in the U.S., through Stifel Nicolaus Europe Limited in the United Kingdom and Europe, and through Keefe, Bruyette & Woods, Inc. in the U.S. and Europe. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in thousands, except per share amounts)	6/30/15	6/30/14	% Change	3/31/15	% Change	6/30/15	6/30/14	% Change
Revenues:
Commissions	$183,770	$164,371	11.8	$180,302	1.9	$364,073	$336,614	8.2
Principal transactions	85,543	110,717	(22.7)	100,205	(14.6)	186,275	221,399	(15.9)
Brokerage revenues	269,313	275,088	(2.1)	280,507	(4.0)	550,348	558,013	(1.4)

Investment banking	161,007	144,815	11.2	125,089	28.7	285,568	280,077	2.0
Asset management and service fees	119,936	94,230	27.3	113,869	5.3	233,805	183,401	27.5
Other income	13,742	8,745	57.1	11,800	16.5	25,541	13,983	82.7
Operating revenues	563,998	522,878	7.9	531,265	6.2	1,095,262	1,035,474	5.8
Interest revenue	43,851	46,115	(4.9)	42,736	2.6	86,588	88,950	(2.7)
Total revenues	607,849	568,993	6.8	574,001	5.9	1,181,850	1,124,424	5.1
Interest expense	10,098	8,888	13.6	13,019	(22.4)	23,117	17,562	31.6
Net revenues	597,751	560,105	6.7	560,982	6.6	1,158,733	1,106,862	4.7

Non-interest expenses:
Compensation and benefits	409,998	355,267	15.4	355,693	15.3	765,691	702,257	9.0
Occupancy and equipment rental	48,346	43,237	11.8	44,170	9.5	92,516	84,019	10.1
Communications and office supplies	31,114	25,858	20.3	29,234	6.4	60,348	50,696	19.0
Commission and floor brokerage	9,124	9,248	(1.3)	10,069	(9.4)	19,193	18,277	5.0
Other operating expenses	61,098	52,076	17.3	51,750	18.1	112,848	99,764	13.1
Total non-interest expenses	559,680	485,686	15.2	490,916	14.0	1,050,596	955,013	10.0

Income before income taxes	38,071	74,419	(48.8)	70,066	(45.7)	108,137	151,849	(28.8)
Provision for income taxes	17,183	30,819	(44.2)	26,969	(36.3)	44,152	60,866	(27.5)
Net income	$20,888	$43,600	(52.1)	$43,097	(51.5)	$63,985	$90,983	(29.7)

Earnings per common share:
Basic	$0.31	$0.66	(53.0)	$0.63	(50.8)	$0.94	$1.38	(31.9)
Diluted	$0.27	$0.58	(53.4)	$0.56	(51.8)	$0.82	$1.20	(31.7)

Weighted average number of common shares outstanding:
Basic	68,370	66,302	3.1	68,006	0.5	68,189	66,167	3.1
Diluted	77,856	75,641	2.9	77,359	0.6	77,624	75,665	2.6

Statistical Information

(in thousands, except per share, employee and location amounts)
	6/30/15	6/30/14	% Change	3/31/15	% Change
Statistical Information:
Book value per share	$36.35	$33.18	9.6	$34.83	4.4
Financial advisors [2]	2,823	2,085	35.4	2,097	34.6
Full-time associates	6,952	5,881	18.2	6,274	10.8
Locations	398	361	10.2	368	8.2
Total client assets	$190,241,000	$173,383,000	9.7	$188,616,000	0.9

Business Segment Results

Summary Segment Results (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/15	6/30/14	% Change	3/31/15	% Change	6/30/15	6/30/14	% Change
Net revenues:
Global Wealth Management	$343,382	$307,247	11.8	$329,410	4.2	$672,792	$604,430	11.3
Institutional Group	258,538	255,670	1.1	238,607	8.4	497,145	505,647	(1.7)
Other	(4,169)	(2,812)	(48.3)	(7,035)	40.7	(11,204)	(3,215)	(248.5)
	$597,751	$560,105	6.7	$560,982	6.6	$1,158,733	$1,106,862	4.7
Operating contribution: [3]
Global Wealth Management	$93,975	$89,098	5.5	$98,847	(4.9)	$192,823	$168,774	14.2
Institutional Group	41,942	42,312	(0.9)	32,331	29.7	74,273	87,222	(14.8)
Other	(43,122)	(49,583)	13.0	(50,369)	14.4	(93,492)	(90,295)	(3.5)
	$92,795	$81,827	13.4	$80,809	14.8	$173,604	$165,701	4.8
As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	57.1	55.9		55.6		56.4	57.2
Institutional Group	61.9	61.6		62.6		62.3	61.7
Non-comp. operating expenses
Global Wealth Management	15.5	15.1		14.4		14.9	14.9
Institutional Group	21.9	21.9		23.8		22.8	21.1
Income before income taxes
Global Wealth Management	27.4	29.0		30.0		28.7	27.9
Institutional Group	16.2	16.5		13.6		14.9	17.2
	15.5	14.6		14.3		14.9	14.9

Includes 736, 140, and 134 independent contractors as of June 30, 2015, June 30, 2014, and March 31, 2015, respectively.

A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/15	6/30/14	% Change	3/31/15	% Change	6/30/15	6/30/14	% Change
Revenues:
Commissions	$125,121	$112,205	11.5	$116,214	7.7	$241,335	$225,202	7.2
Principal transactions	33,682	48,335	(30.3)	41,781	(19.4)	75,689	95,638	(20.9)
Brokerage revenues	158,803	160,540	(1.1)	157,995	0.5	317,024	320,840	(1.2)

Asset management and service fees	119,734	94,187	27.1	113,666	5.3	233,400	183,317	27.3
Net interest	37,454	35,839	4.5	37,924	(1.2)	75,378	71,101	6.0
Investment banking	15,128	11,132	35.9	10,326	46.5	25,228	22,263	13.3
Other income	12,263	5,549	121.0	9,499	29.0	21,762	6,909	215.0
Net revenues	343,382	307,247	11.8	329,410	4.2	672,792	604,430	11.3
Non-interest expenses:
Compensation and benefits	196,234	171,724	14.3	183,243	7.1	379,477	345,892	9.7
Non-compensation operating expenses	53,173	46,425	14.5	47,320	12.4	100,492	89,764	12.0
Total non-interest expenses	249,407	218,149	14.3	230,563	8.2	479,969	435,656	10.2
Income before income taxes	$93,975	$89,098	5.5	$98,847	(4.9)	$192,823	$168,774	14.2

As a percentage of net revenues:
Compensation and benefits	57.1	55.9		55.6		56.4	57.2
Non-compensation operating expenses	15.5	15.1		14.4		14.9	14.9
Income before income taxes	27.4	29.0		30.0		28.7	27.9

Stifel Bank & Trust (Unaudited)
Key Statistical Information
(in 000s, except percentages)	6/30/15	6/30/14	% Change	3/31/15	% Change
Other information:
Assets	$4,786,248	$5,039,556	(5.0)	$5,289,349	(9.5)
Investment securities	1,907,282	2,915,235	(34.6)	2,599,854	(26.6)
Retained loans, net	2,626,508	1,773,853	48.1	2,505,007	4.9
Loans held for sale	183,991	119,477	54.0	188,783	(2.5)
Deposits	4,313,940	4,654,937	(7.3)	4,834,042	(10.8)

Allowance as a percentage of loans	0.98%	0.97%		0.96%
Non-performing assets as a percentage of total assets	0.13%	0.10%		0.13%

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/15	6/30/14	% Change	3/31/15	% Change	6/30/15	6/30/14	% Change
Revenues:
Commissions	$58,649	$52,166	12.4	$64,088	(8.5)	$122,738	$111,411	10.2
Principal transactions	51,861	62,382	(16.9)	58,423	(11.2)	110,587	125,762	(12.1)
Brokerage revenues	110,510	114,548	(3.5)	122,511	(9.8)	233,325	237,173	(1.6)
Capital raising	82,690	73,327	12.8	65,321	26.6	147,707	138,685	6.5
Advisory fees	63,189	60,356	4.7	49,443	27.8	112,632	119,129	(5.5)
Investment banking	145,879	133,683	9.1	114,764	27.1	260,339	257,814	1.0
Other [4]	2,149	7,439	(71.1)	1,332	61.3	3,481	10,660	(67.3)
Net revenues	258,538	255,670	1.1	238,607	8.4	497,145	505,647	(1.7)
Non-interest expenses:
Compensation and benefits	160,077	157,500	1.6	149,411	7.1	309,488	311,734	(0.7)
Non-compensation operating expenses	56,519	55,858	1.2	56,865	(0.6)	113,384	106,691	6.3
Total non-interest expenses	216,596	213,358	1.5	206,276	5.0	422,872	418,425	1.1
Income before income taxes	$41,942	$42,312	(0.9)	$32,331	29.7	$74,273	$87,222	(14.8)

As a percentage of net revenues:
Compensation and benefits	61.9	61.6		62.6		62.3	61.7
Non-compensation operating expenses	21.9	21.9		23.8		22.8	21.1
Income before income taxes	16.2	16.5		13.6		14.9	17.2

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/15	6/30/14	% Change	3/31/15	% Change	6/30/15	6/30/14	% Change
Institutional brokerage:
Equity	$58,551	$60,865	(3.8)	$61,803	(5.3)	$120,548	$125,439	(3.9)
Fixed income	51,959	53,683	(3.2)	60,708	(14.4)	112,777	111,734	0.9
Institutional brokerage	110,510	114,548	(3.5)	122,511	(9.8)	233,325	237,173	(1.6)

Investment banking:
Capital raising:
Equity	49,550	58,500	(15.3)	44,591	11.1	93,837	113,343	(17.2)
Fixed income	33,140	14,827	123.5	20,730	59.9	53,870	25,342	112.6
Capital raising	82,690	73,327	12.8	65,321	26.6	147,707	138,685	6.5
Advisory fees:	63,189	60,356	4.7	49,443	27.8	112,632	119,129	(5.5)
Investment banking	$145,879	133,683	9.1	114,764	27.1	$260,339	257,814	1.0

[4]	Includes net interest, other income, and asset management & service fees.

Non-GAAP Financial Measures

The Company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share as additional measures to aid in understanding and analyzing the Company’s financial results for the three and six months ended June 30, 2015. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. These non-GAAP amounts primarily exclude acquisition related expenses which management believes are duplicative and will be eliminated in future periods, stock-based compensation and other expenses which in managements view are not representative of the ongoing business.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share on a GAAP basis for the three and six months ended June 30, 2015 to the aforementioned expenses on a non-GAAP basis for the same period.

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
(in 000s, except per share amounts)	Non-GAAP	Adjustments	GAAP	Non-GAAP	Adjustments	GAAP
Net revenues	$597,751	$—	$597,751	$1,161,445	$(2,712)	$1,158,733

Non-interest expenses:
Compensation and benefits	370,357	39,641	409,998	722,640	43,051	765,691
Non-compensation operating expenses	134,599	15,083	149,682	265,201	19,704	284,905
Total non-interest expenses	504,956	54,724	559,680	987,841	62,755	1,050,596
Income before income taxes	92,795	(54,724)	38,071	173,604	(65,467)	108,137
Provision for income taxes	37,704	(20,521)	17,183	68,573	(24,421)	44,152
Net income	$55,091	$(34,203)	$20,888	$105,031	$(41,046)	$63,985

Earnings per share::
Basic	$0.81	$(0.50)	$0.31	$1.54	$(0.60)	$0.94
Diluted	$0.71	$(0.44)	$0.27	$1.35	$(0.53)	$0.82

As a percentage of net revenues:
Compensation and benefits	62.0		68.6	62.2		66.1
Non-compensation operating expenses	22.5		25.0	22.9		24.6
Income before income taxes	15.5		6.4	14.9		9.3

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Sarah Anderson

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